Exhibit 10.iii.(v)


                        FIRST AMENDMENT TO THE
                 IMC GLOBAL INC. 1998 RESTORATION PLAN


     WHEREAS, IMC Global Operations Inc. (the "Company") has heretofore adopted and maintains the IMC Global Inc. 1998 Restoration Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW,  THEREFORE, pursuant to the power of amendment  contained  in
Section 10.1 of the Plan, the Plan is hereby amended, effective as of January 1, 1998, in the following respects:

     1. The second sentence of Section 1.2 is amended to provide as follows:

     The Plan is intended to be maintained and administered in connection with the "IMC Global Inc. Profit Sharing and Savings Plan" for the benefit of selected employees of the Company and adopting Affiliates whose benefits under the Qualified Plan are restricted by the limitations of Sections 401(a)(17), 402(g) and 415 of the Code or are reduced as a result of voluntary deferrals of compensation under the "IMC Global Inc 1998 Voluntary Nonqualified Deferred Compensation Plan".

     2.   Section 4.1 is amended to provide as follows:

          4.1. Matching Contributions. For each Plan Year, a Matching Contribution shall be credited to each Participant's Matching Contributions Account in an amount equal to (i) the excess of the amount of the matching contributions that would have been made with respect to the Employee Contributions and Salary Reduction Contributions (as defined in the Qualified Plan) of such Participant for such Plan Year if Employee Contributions and Salary Reduction Contributions had been made by the Participant under the Qualified Plan without regard to the limitations of Sections 401(a)(17), 402(g) and 415 of the Code and without regard to voluntary deferrals of compensation by the Participant under the IMC Global Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan over the amount of the matching contributions actually made for the Participant under the Qualified Plan for such Plan Year, reduced by (ii) FICA withholding on the amount so determined.

     In addition, for the Plan Year ended December 31, 1998, a supplemental Matching Contribution shall be credited to each Participant's Matching Contributions Account in an amount equal to the difference between (i) the sum of 100% of the amount contributed for such  Plan  Year  by such Participant pursuant to Sections  4.1(a)  and
4.1(b) of the Qualified Plan that does not exceed 3% of the Participant's Compensation (as defined in the Qualified Plan) for such Plan Year and 50% of the amount contributed for such Plan Year by such Participant pursuant to Sections 4.1(a) and 4.1(b) of the Qualified Plan that exceeds 3% but does not exceed 6% of the Participant's Compensation (as defined in the Qualified Plan) for such Plan Year and
(ii) the amount of Employer Matching Contributions (as defined in the Qualified Plan) contributed for the Participant under the Qualified Plan with respect to payroll periods ending in such Plan Year.

     3.   Section 5.1 is amended to provide as follows:

          5.1. Profit Sharing Contributions. For each Plan Year, a Profit Sharing Contribution shall be credited to the Profit Sharing
Contributions Account of each Participant for whom a profit sharing contribution is made for such Plan Year under the Qualified Plan in an amount equal to (i) the excess of the amount of the profit sharing contribution that would have been made for the Participant under the Qualified Plan for such Plan Year if such profit sharing contribution had been made to the Qualified Plan without regard to the limitations of Sections 401(a)(17), 402(g) and 415 of the Code and without regard to voluntary deferrals of compensation by the Participant under the IMC Global Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan over the amount of the profit sharing contribution actually made for the Participant under the Qualified Plan for the Plan Year, reduced by (ii) required FICA withholding on the amount so determined (if vested) and on the amount of any previously made Profit Sharing Contributions (and deemed investment earnings thereon) that have become vested during the Plan Year.

     4.   Section 6.2 is amended to provide as follows:

     6.2. Crediting of Contributions. The Company shall credit all Matching Contributions and all Profit Sharing Contributions made on behalf of a Participant pursuant to Article 4 and Article 5, respectively, to such Participant's Matching Contributions Account or Profit Sharing Contributions Account, as appropriate, within a reasonable period following the end of the Plan Year for which such contributions are made.

     5.   Section 8.1 is amended to provide as follows:

          8.1. Distribution of Matching Contributions Account. Each Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in his Matching Contributions Account. If a Participant's employment with his Employer and all Affiliates is terminated for any reason, including death, retirement, total and permanent disability, resignation or dismissal, the balance in the
Participant's Matching Contributions Account (determined as of the Valuation Date on or immediately preceding the date on which the distribution is processed) shall be distributed to the Participant (or, in the event of the Participants's death, to his beneficiary) as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Matching Contribution for the Plan Year in which his employment terminates that is not reflected in the Matching Contributions Account balance so distributed to the Participant, the amount of such Matching Contribution shall be distributed to the Participant as soon as administratively practicable after the end of the Plan Year in which the Participant's termination of employment occurs.

     6.   Section 8.2 is amended to provide as follows:

     8.2. Distribution of Profit Sharing Contributions Account. A Participant shall become one hundred percent (100%) vested in his Profit Sharing Contributions Account upon the completion of five years of Service (as defined in the Qualified Plan). If a Participant's employment with his Employer and all Affiliates is terminated by reason of his death, his retirement after attaining age 65 or after he has completed five years of Service (as defined in the Qualified Plan), the balance in the Participant's Profit Sharing Contributions Account (determined as of the Valuation Date on which the distribution is processed) shall be distributed to the Participant (or, in the event of the Participant's death, to his beneficiary) as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Profit Sharing Contribution for the Plan Year in which his employment terminates that is not reflected in the Profit Sharing Contributions Account balance so distributed to the Participant, the amount of such Profit Sharing Contribution shall be distributed to the Participant as soon as administratively practicable after the end of the Plan Year in which the Participant's termination of employment occurs. If a Participant's employment with his Employer and all Affiliates is terminated before the Participant has completed five years of Service (as defined in the Qualified Plan) for a reason other than his death or retirement after attaining age 65, the balance in the Participant's Profit Sharing Contributions Account shall be forfeited.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this _____ day of _____________, 1999.

                                   IMC GLOBAL OPERATIONS INC.

                                   By:
                                   Name:
                                   Title:

(corporate seal)

ATTEST: